                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Riggs National Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

[RIGGS LOGO]

                           RIGGS NATIONAL CORPORATION
                         1503 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 14, 1999

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday, April 14, 1999, at 9:30 a.m., local time, at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004, for the following purposes:

        1. To elect a board of directors for the ensuing year;

        2. To consider an amendment to the 1996 Stock Option Plan to increase the number of shares of the Corporation's Common Stock available for stock option awards from four million to nine million shares;

        3. To consider an amendment to the 1997 Non-Employee Directors Stock Option Plan to increase the number of shares of the Corporation's Common Stock available for stock option awards from three hundred fifty thousand to six hundred thousand shares;

        4. To consider a shareholder proposal requiring the Board take the necessary steps to have the accountants elected each year by all of the Shareholders; and

        5. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on February 26, 1999, will be entitled to vote at the Meeting or any adjournments or postponements thereof. Whether or not you contemplate attending the Meeting, please execute the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Assistant Corporate Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

     You are cordially invited to attend the Meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ TIMOTHY C. COUGHLIN
                                          TIMOTHY C. COUGHLIN
                                          President

March 17, 1999

[RIGGS LOGO]

                           RIGGS NATIONAL CORPORATION
                         1503 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20005

                                PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS TO BE
                             HELD ON APRIL 14, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Riggs National Corporation, a Delaware corporation (the "Corporation"), to be used at the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held on Wednesday, April 14, 1999, at 9:30 a.m. local time at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or at any adjournment or postponement thereof. The Corporation owns all of the outstanding stock of Riggs Bank National Association ("Riggs Bank N.A.").

     Shareholders of record at the close of business on February 26, 1999 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. On the Record Date, the Corporation had 28,328,247 shares of Common Stock, par value $2.50 per share ("Common Stock"), outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Under the applicable provisions of the Corporation's By-Laws and the Delaware General Corporation Law (the "Delaware GCL"), the presence, in person or by proxy, of the holders of a majority of the shares of Common Stock is necessary to constitute a quorum of the shareholders in order to elect directors or take action on a proposal submitted to shareholders at a meeting of shareholders. For these purposes, Common Stock that is present or represented by proxy at the Meeting will be counted for quorum purposes regardless of whether the holder of the Common Stock or proxy fails to vote to elect directors or to vote on the proposal or whether a broker with discretionary voting authority with respect to such election or proposal fails to so vote.

     Once a quorum is established, under the applicable provisions of the Delaware GCL and the Corporation's By-Laws, in order for a director to be elected, the director must receive a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting. For voting purposes, therefore, abstentions and "broker non-votes" will have no effect on the outcome of such election. With regard to the other proposals to be presented to shareholders at the Meeting, those proposals must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting, and, for voting purposes, abstentions will be counted as "no" votes and "broker non-votes" will not be counted.

     This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 17, 1999. Shares of Common Stock represented by proxies that are properly executed and received in time for the Meeting will be voted in accordance with the shareholders' specifications. In the absence of specific instructions, executed proxies received in response to this solicitation will be voted for the election of the persons listed herein as directors, for the Corporation proposals described herein and against the shareholder proposal described herein. The Corporation has not been notified of any other matter that will come before the meeting. Should any other matters properly come before the Meeting the persons named as proxies will, unless otherwise specified in the proxy, vote upon such matters according to their sole discretion. A proxy may be revoked at any time prior to its exercise by written notice to the Assistant Corporate Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

     The Annual Report to Shareholders, including financial statements for the year ended December 31, 1998, is enclosed with this Proxy Statement.

                             ELECTION OF DIRECTORS
                             (ITEM NO. 1 ON PROXY)

     At the Meeting, ten (10) directors (which will constitute the entire Board after the Meeting) are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified. The shares of Common Stock represented by properly executed proxies will be voted FOR the nominees named below unless otherwise specified on the proxy. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for directors may be voted for another nominee or nominees selected by the Board unless the Board votes to reduce the size of the Board to the actual number of nominees. In no event may the proxies be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR DIRECTOR

     The following table sets forth (i) the name and age of each nominee, (ii) the year during which each nominee first became a director of the Corporation,
(iii) the principal occupation and business experience of the nominee during the past five years, including all positions and offices with the Corporation and
(iv) the number of shares of Common Stock beneficially owned by each nominee as of January 31, 1999. All nominees are currently directors of the Corporation. The table has been prepared from information obtained from the nominees.

                                                                            COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                         JANUARY 31, 1999,
NAME, AGE AND YEAR       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       AND PERCENTAGE OF
BECAME A DIRECTOR         IN LAST FIVE YEARS, OTHER DIRECTORSHIPS             CLASS(1)
------------------       -----------------------------------------       ------------------
JOE L. ALLBRITTON   Chairman of the Board and Chief Executive Officer        13,028,300(2)
Age 74              of the Corporation; Chairman of the Board and Chief            39.8%
1981                Executive Officer, Riggs Bank N.A. (a subsidiary of
                    the Corporation); Chairman, Riggs & Co. (a division
                    of Riggs Bank N.A.); Chairman of the Board, Riggs
                    Bank Europe Limited (an indirect subsidiary of
                    Corporation); Chairman of the Board and owner,
                    Perpetual Corporation, which owns Allbritton
                    Communications Company (owner of television
                    stations) and Allnewsco, Inc. (news programming
                    service); Chairman of the Board and owner,
                    Westfield News Advertiser, Inc. (owner of a
                    television station and newspapers); Chairman of the
                    Board and owner, University Bancshares, Inc. (a
                    Texas bank holding company) (1975-1997); President
                    and Trustee, The Allbritton Foundation; Trustee,
                    National Geographic Society.

ROBERT L.           Director, Riggs Bank Europe Limited (an indirect            707,900(3)
ALLBRITTON          subsidiary of the Corporation); Director, Perpetual             2.4%
Age 29              Corporation (owner of Allbritton Communications
1994                Company and Allnewsco, Inc.); President and
                    Director, Allbritton Communications Company (owner
                    of television stations); Director, Allnewsco, Inc.
                    (news programming service); Director, University
                    Bancshares, Inc. (a Texas bank holding company)
                    (1992-1997); Trustee and Vice President, The
                    Allbritton Foundation; Director, American Capital
                    Strategies (investment company).

                                                                            COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                         JANUARY 31, 1999,
NAME, AGE AND YEAR       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       AND PERCENTAGE OF
BECAME A DIRECTOR         IN LAST FIVE YEARS, OTHER DIRECTORSHIPS             CLASS(1)
------------------       -----------------------------------------       ------------------
TIMOTHY C.          President of the Corporation; Director, Riggs               118,430(4)
COUGHLIN            Investment Management Corporation (an indirect
Age 56              subsidiary of the Corporation); Director, J. Bush &
1988                Co. Incorporated (an indirect subsidiary of the
                    Corporation); Vice Chairman of the Board, Riggs
                    Bank N.A. (1996); Chairman, British American
                    Business Association; Treasurer, The Bankers
                    Roundtable; Trustee, Federal City Council; Trustee,
                    Greater Washington Research Center; Member, D.C.
                    Tax Revision Commission; Member, D.C. Federal
                    Judicial Nominating Commission; Director, Boys and
                    Girls Clubs of Greater Washington; Co-Chairman,
                    Metropolitan Dialogue; Trustee, Corcoran Gallery of
                    Art.

JOHN M. FAHEY, JR.  President and Chief Executive Officer, National               3,500(5)
Age 47              Geographic Society; Executive Vice President and
1997                Chief Operating Officer, National Geographic
                    Society (1997-1998); President and Chief Executive
                    Officer, National Geographic Ventures (1996-1997);
                    Chairman, President and Chief Executive Officer,
                    Time Life, Inc. (a subsidiary of Time Warner,
                    Inc.)(1989-1995).

LAWRENCE I. HEBERT  Director, Riggs Investment Management Corporation           536,000(6)
Age 52              (an indirect subsidiary of the Corporation);                    1.8%
1988                Director, Riggs Bank Europe Limited (an indirect
                    subsidiary of the Corporation); President and
                    Director, Perpetual Corporation (owner of
                    Allbritton Communications Company and Allnewsco,
                    Inc.); Chairman and Chief Executive Officer,
                    Allbritton Communications Company (owner of
                    television stations); Director, Allnewsco, Inc.
                    (news programming service); President, Westfield
                    News Advertiser, Inc. (owner of a television
                    station and newspapers); Vice President, University
                    Bancshares, Inc. (a Texas bank holding company)
                    (1975-1997); Trustee, The Allbritton Foundation;
                    Director, Allied Capital Corporation (an investment
                    company).

STEVEN B. PFEIFFER  Director, Riggs Bank Europe Limited (an indirect             28,935(7)
Age 52              subsidiary of the Corporation); Partner in Charge
1989                of the Washington Office and Head of the
                    International Department, Fulbright & Jaworski
                    L.L.P. (law firm).

JOHN E.V. ROSE      Chief Executive, Rolls-Royce plc since 1996;                    625(8)
Age 46              Managing Director of Aerospace Group (1995-1996);
1998                Deputy Managing Director, Aerospace Group (1994);
                    Director, Corporate Development (1989-1994);
                    President and Chief Executive, Rolls-Royce, Inc. (a
                    U.S. subsidiary of Rolls-Royce plc) (1993-1994);
                    Director, Reckitt and Colman plc; Council Member,
                    The Prince's Trust (a UK charitable organization).

                                                                            COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                         JANUARY 31, 1999,
NAME, AGE AND YEAR       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       AND PERCENTAGE OF
BECAME A DIRECTOR         IN LAST FIVE YEARS, OTHER DIRECTORSHIPS             CLASS(1)
------------------       -----------------------------------------       ------------------
ROBERT L. SLOAN     Vice Chairman of the Board of the Corporation;               31,945(9)
Age 52              Chief Executive Officer, Sibley Memorial Hospital,
1993                Washington, D.C.; Trustee, District of Columbia
                    Hospital Association; Founding Chairman, Potomac
                    Home Health Care Agency; Trustee, Catholic
                    Charities, Inc.

JACK VALENTI        Chairman and Chief Executive Officer, Motion                 33,207(10)
Age 77              Picture Association of America, Inc.; Director,
1986                American Film Institute.

EDDIE N. WILLIAMS   President and Chief Executive Officer, Joint Center          19,271(11)
Age 66              for Political and Economic Studies; Director,
1993                Harrah's Entertainment Inc.; Director, Jazz Casino
                    Company L.L.C.; Director, Blue Cross/Blue Shield of
                    the National Capital Area; Director, Care First,
                    Inc.

---------------
 (1) Beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days of January 31, 1999, through the exercise of an option or otherwise. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding. The Corporation had 29,098,247 shares of Common Stock outstanding as of January 31, 1999.

 (2) Included in this total are exercisable options to purchase 3,604,000 shares of the Corporation's Common Stock. For a more complete description of Mr. Allbritton's beneficial ownership of the Corporation's Common Stock, please see "Beneficial Ownership of Corporation Stock."

 (3) Included in this total are exercisable options to purchase 7,500 shares of the Corporation's Common Stock. Under the federal securities laws, Robert
     L. Allbritton may be deemed to share voting and investment power with regard to 700,000 shares owned by charitable foundations of which Mr. Allbritton, his father Joe L. Allbritton and his mother Barbara B. Allbritton are trustees (the "Foundations").

 (4) Included in this total are exercisable options to purchase 108,334 shares of the Corporation's Common Stock.

 (5) Included in this total are exercisable options to purchase 2,500 shares of the Corporation's Common Stock.

 (6) Included in this total are exercisable options to purchase 25,000 shares of the Corporation's Common Stock. Additionally, Mr. Hebert is a voting trustee of The Allbritton Foundation, which owns 500,000 shares of the Corporation's Common Stock.

 (7) Included in this total are exercisable options to purchase 20,000 shares of the Corporation's Common Stock. Mr. Pfeiffer is a partner in the law firm of Fulbright & Jaworski L.L.P, which performed legal services for the Corporation during 1998 and is expected to perform legal services for the Corporation in 1999.

 (8) Included in this total are 225 shares of Phantom Stock (see "Director Compensation," below).

 (9) Included in this total are (i) exercisable options to purchase 20,000 shares of the Corporation's Common Stock and (ii) 4,618 shares of Phantom Stock (see "Director Compensation," below).

(10) Included in this total are (i) exercisable options to purchase 25,000 shares of the Corporation's Common Stock and (ii) 4,900 shares of Phantom Stock (see "Director Compensation," below).

(11) Included in this total are (i) exercisable options to purchase 15,000 shares of the Corporation's Common Stock and (ii) 653 shares of Phantom Stock (see "Director Compensation," below). On November 22, 1995, Harrah's Jazz Company, a partnership for which Mr. Williams served on the Executive Committee, and its wholly owned subsidiary Harrah's Jazz Finance Corporation, for which Mr. Williams served as a director, filed petitions for relief under Chapter 11 of the federal Bankruptcy Code. On October 30, 1998 a plan of reorganization was consummated and a new company, Jazz Casino Company, L.L.C. was formed, for which Mr. Williams currently serves as a director.

BOARD AND COMMITTEE MEETINGS

     The Board has an Executive Committee, an Audit Committee, a Compensation Committee, an Advertising and Public Relations Committee, a Budget Committee, an International Strategy Committee, and the Riggs & Co. Committee. It does not have a standing Nominating Committee. Directors of the Corporation are nominated by the full Board.

     The Executive Committee exercises the power of the Board between meetings of the Board and such other powers as the Board may delegate. The Executive Committee did not meet during 1998. The committee members during 1998 were directors Joe L. Allbritton, Timothy C. Coughlin, Lawrence I. Hebert, and Robert
L. Sloan.

     The Audit Committee reviews the audit and examination reports of the internal auditors, independent public accountants and federal bank examiners as they relate to the Corporation and its subsidiaries. The Audit Committee held five meetings in 1998. The committee members during 1998 were directors John M. Fahey, Jr., Steven B. Pfeiffer, and Robert L. Sloan.

     The Compensation Committee assists the Board in fulfilling its responsibilities related to compensation and benefits. The Compensation Committee met three times in 1998. The committee members during 1998 were directors Robert L. Sloan, Jack Valenti, and Eddie N. Williams.

     The Advertising and Public Relations Committee reviews and approves recommendations on the Corporation's advertising and marketing programs. The Advertising and Public Relations Committee met three times in 1998. The committee members during 1998 were directors Robert L. Allbritton, Timothy C. Coughlin, and Jack Valenti.

     The Budget Committee reviews and recommends to the full Board the budget for the Corporation on an annual basis. The Budget Committee held one meeting in 1998. The committee members during 1998 were directors Joe L. Allbritton, Robert
L. Allbritton, Timothy C. Coughlin, John M. Fahey, Jr., Lawrence I. Hebert, and Robert L. Sloan.

     The International Strategy Committee establishes and monitors the mission and strategic activities of the International Banking Group of Riggs Bank N.A. The International Strategy Committee held three meetings in 1998. The committee members during 1998 were directors Timothy C. Coughlin, Lawrence I. Hebert, John
E. V. Rose, and Steven B. Pfeiffer.

     The Riggs & Co. Committee reviews the activities and performance of the Riggs & Co. Division of Riggs Bank N.A. The Riggs & Co. Committee met four times in 1998. The committee members during 1998 were directors Joe L. Allbritton, Lawrence I. Hebert, Steven B. Pfeiffer, and Jack Valenti.

     The Board held four meetings in 1998, and the various Committees of the Board met a total of 23 times. Of the directors serving during 1998, Mr. Williams attended fewer than 75% of the aggregate of the total number of meetings of the Board and of the committees on which he served during 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated under it require that certain officers, directors and beneficial owners of the Corporation's equity securities ("insiders") file various reports with the Securities and Exchange Commission ("SEC"). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, the Corporation believes that all of the Corporation's insiders have timely filed the reports under
Section 16(a) required to be filed for 1998.

DIRECTOR COMPENSATION

     Directors of the Corporation who are not employees of the Corporation currently receive a retainer fee of $25,000 per year. The Vice-Chairman receives an additional retainer fee of $25,000 per year. Directors receive an additional fee of $750 for each committee meeting attended, and the Chairmen of the committees receive an additional fee of $1,500 per committee meeting attended. Officers of the Corporation who are directors do not receive compensation in addition to their compensation as officers for attending Board or committee meetings of the Corporation. In April 1994, a Deferred Compensation Plan was adopted to allow non-employee directors of the Corporation to defer receipt of all or a portion of director's fees to a specified date or termination of service as a director. Under the plan, directors may elect to defer all fees and to have such deferred amounts treated as having been invested in cash, shares of the Corporation's Common Stock (the deferred stock is known as "Phantom Stock"), and/or a combination of cash and shares. Deferred fees treated as invested in cash are credited with interest at the rate paid by Riggs Bank N.A. on certificates of deposit with a one-year maturity. Dividends on Phantom Stock are reinvested in additional shares of Phantom Stock. Shares of Phantom Stock acquired under the plan are priced at the closing market price of such shares on the date on which fee payment is deferred.

     In addition to the above fees, Directors Robert L. Allbritton, Lawrence I. Hebert, and Steven B. Pfeiffer received a fee of L15,000 (approximately $25,000) for service on the board of Riggs Bank Europe Limited. Mr. Pfeiffer also received an additional L10,000 (approximately $17,000) for serving as Chairman of the Audit Committee of Riggs Bank Europe Limited.

     The Corporation maintains the 1997 Non-Employee Directors Stock Option Plan (the "1997 Directors Plan") under which the Board may grant options to purchase common stock of the Corporation to non-employee directors of the Corporation and the non-employee directors of its subsidiaries. The amount, timing and terms of such grants will be based on such considerations as the Board may consider appropriate, subject to the provisions of the 1997 Directors Plan. The maximum number of shares that may be issued currently under the 1997 Directors Plan is 350,000 shares of common stock. The 1997 Directors Plan is proposed to be amended. In 1998, options with respect to a total of 2,500 shares of Common Stock were granted to Mr. Fahey, who joined the Board in July 1997. Options for a total of 310,000 shares have been granted under the 1997 Directors Plan.

                   BENEFICIAL OWNERSHIP OF CORPORATION STOCK

     The following table sets forth information, as of January 31, 1999, concerning (a) each person known by the Corporation to own beneficially more than 5% of the Common Stock, (b) each of the executive officers named in the Summary Compensation Table and (c) executive officers and directors (including nominees) of the Corporation, including certain officers of Riggs Bank N.A., as a group:

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL           PERCENT OF
          BENEFICIAL OWNERS OF COMMON STOCK                  OWNERSHIP(1)            CLASS
          ---------------------------------                  ------------          ----------
Joe L. Allbritton.....................................        13,028,300(2)          39.8%
  Riggs National Corporation
  1503 Pennsylvania Avenue, N.W
  Washington, D.C. 20005
Barbara B. Allbritton.................................         2,046,732(3)           7.0%
  Riggs National Corporation
  1503 Pennsylvania Avenue, N.W
  Washington, D.C. 20005
Timothy C. Coughlin...................................           118,430(4)
Timothy A. Lex........................................            64,334(5)
John L. Davis.........................................            69,834(6)
J. David Hoffman......................................            16,667(7)
All executive officers and directors (including
  nominees) of the Corporation as a group (20
  persons)............................................        13,672,241(8)          41.1%

---------------
(1) Beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, includes sole or shared power to vote, or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days of January 31, 1999, through the exercise of an option or otherwise. Except where noted, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding. The Corporation had 29,098,247 shares of Common Stock outstanding as of January 31, 1999.

(2) Joe L. Allbritton has sole voting and investment power with regard to 7,394,300 of these shares, including 475,511 shares owned by Allwin, Inc., which is wholly owned by Mr. Allbritton. In addition, there are 700,000 shares owned by the Foundations as to which Mr. Allbritton, as a trustee, shares voting and investment power with his wife and his son, Robert L. Allbritton, and 1,330,000 shares are beneficially owned by Mr. Allbritton's wife, Barbara B. Allbritton, as to which Mr. Allbritton shares voting and investment power. Mr. Allbritton disclaims beneficial ownership of an additional 1,732 shares owned by Mrs. Allbritton.

    This amount includes 3,604,000 exercisable options of the Corporation's Common Stock held by Mr. Allbritton as of January 31, 1999.

(3) Mrs. Allbritton has sole voting and investment power with regard to 1,732 of these shares and shares voting and investment power with her husband, Joe L. Allbritton, as to 1,330,000 shares, with respect to which she has granted to him an irrevocable proxy to vote such shares and has agreed not to sell such shares free of the proxy except in limited market transactions. Also included are 700,000 shares owned by the Foundations as described in note 2 above, and exercisable options to purchase 15,000 shares of the Corporation's Common Stock. Mrs. Allbritton disclaims beneficial ownership of 7,394,300 shares beneficially owned by her husband.

(4) See note 4 under "Nominees for Director."

(5) This amount includes exercisable options to purchase 63,334 shares of the Corporation's Common Stock.

(6) This amount includes exercisable options to purchase 68,334 shares of the Corporation's Common Stock.

(7) This entire amount represents exercisable options to purchase shares of the Corporation's Common Stock.

(8) Of the 13,672,241 shares which are beneficially held by the executive officers and directors (including nominees) of the Corporation, 4,157,005 are options which have vested and are exercisable and 10,397 are shares of Phantom Stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The annual and other compensation paid by the Corporation and Riggs Bank N.A. for 1998, 1997 and 1996 to the Chief Executive Officer and each of the four most highly compensated executive officers of the Corporation, including certain officers of Riggs Bank N.A., and the capacities in which they are currently serving, are set forth below:

SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                            ANNUAL COMPENSATION              AWARDS
                                    -----------------------------------   ------------
                                                              OTHER        SECURITIES
                                                              ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS      COMPENSATION     OPTIONS      COMPENSATION
---------------------------  ----   --------   --------    ------------   ------------   ------------
Joe L. Allbritton.........   1998   $685,029(1) $    --(2)       446       1,150,000         64,543(3)
  Chairman of the Board      1997    549,680         --          436         500,000         58,570
  and Chief Executive        1996    497,683         --          713       1,224,000         68,678
  Officer of the
  Corporation; Chairman of
  the Board and Chief
  Executive Officer of
  Riggs Bank N.A

Timothy C. Coughlin.......   1998    312,692    165,000           --          50,000          9,519(4)
  President of the           1997    300,000    141,000        1,769          25,000          9,355
  Corporation                1996    300,000    120,000           --          25,000          9,314

Timothy A. Lex............   1998    242,308    150,000           --          20,000          9,322(5)
  Executive Vice             1997    200,000     94,000        3,694          25,000          9,183
  President and Chief        1996    197,115     80,000           --          35,000          8,483
  Operating Officer of
  Riggs Bank N.A

John L. Davis.............   1998    192,827    101,750           --          10,000         10,111(6)
  Chief Financial Officer    1997    185,000     87,000           --          10,000          9,890
  of the Corporation;        1996    179,615     64,750           --          20,000          9,573
  Executive Vice President
  and Chief Financial
  Officer of Riggs Bank N.A

J. David Hoffman..........   1998    184,231     65,000           --          20,000          8,230(7)
  Executive Vice             1997     99,615    102,000           --          50,000            198
  President and Chief
  Information Officer of
  Riggs Bank N.A

---------------
(1) Each of the amounts listed as salary for Mr. Allbritton includes both his base salary and director fees received for services as Chairman of the Board of Riggs Bank Europe Limited.

(2) Mr. Allbritton requested that the Board not include him in the 1996, 1997 and 1998 Bonus Plans. See "1998 Compensation -- The Chairman and Chief Executive Officer of Riggs National Corporation," found under "Compensation Committee Report to Shareholders."

(3) $61,343 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan and $3,200 of the amount reported is attributable to profit sharing contributions to the Riggs Bank N.A. 401(k) Plan account of Mr. Allbritton.

(4) $1,469 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan and $8,050 of the amount reported is attributable to matching and profit sharing contributions to the Riggs Bank N.A. 401(k) Plan account of Mr. Coughlin.

(5) $1,272 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan and $8,050 of the amount reported is attributable to matching and profit sharing contributions to the Riggs Bank N.A. 401(k) Plan account of Mr. Lex.

(6) $2,061 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan and $8,050 of the amount reported is attributable to matching and profit sharing contributions to the Riggs Bank N.A. 401(k) Plan account of Mr. Davis.

(7) $626 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan and $7,604 of the amount reported is attributable to matching and profit sharing contributions to the Riggs Bank N.A. 401(k) Plan account of Mr. Hoffman. Mr. Hoffman joined Riggs Bank N.A. in June 1997.

STOCK OPTION GRANTS IN 1998(1)

                                           NUMBER OF    % OF TOTAL
                                           SECURITIES    OPTIONS
                                           UNDERLYING   GRANTED TO                           GRANT DATE
                                            OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION     PRESENT
                  NAME                      GRANTED      IN 1998      PRICE        DATE      VALUE($)(2)
                  ----                     ----------   ----------   --------   ----------   -----------
Joe L. Allbritton(3).....................  1,150,000      87.8%      $30.375     4/15/08     $16,557,585
Timothy C. Coughlin(4)(5)................     35,000        2.0       25.875     1/21/08         421,036
                                              15,000        0.9       30.25      7/15/08         214,148
Timothy A. Lex(5)........................     20,000        1.2       30.25      7/15/08         285,530
John L. Davis(5).........................     10,000        0.6       30.25      7/15/08         142,765
J. David Hoffman(5)......................     20,000        1.2       30.25      7/15/08         285,530

---------------
(1) Under the Corporation's 1996 Stock Option Plan (the "1996 Plan"), employees who have substantial responsibility in the direction and management of the Corporation or a subsidiary, including directors who are officers, (the "Key Employees") are eligible to receive stock option grants. The Corporation estimates that the number of Key Employees eligible to participate is 185. The Compensation Committee (as defined in the 1996 Plan) is responsible for administration of the 1996 Plan. The amount, timing and terms of grants will be based on such considerations as the Compensation Committee and the Non-Employee Directors Committee (as defined in the 1996 Plan) consider appropriate, subject to the provisions of the 1996 Plan. The options granted under the 1996 Plan are either incentive options (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified options. The exercise price per share for the shares subject to options will be not less than the fair market value of the Common Stock on the date of grant. However, the exercise price per share for shares subject to an incentive stock option granted to an individual, who on the date of grant owns more than 10% of the total combined voting power of all classes of stock of the Corporation (or a subsidiary corporation), will not be less than 110% of the fair market value of the Common Stock on the date of grant. The maximum term of options under the 1996 Plan is 10 years. Vested options generally may be exercised no later than three months after the optionee terminates employment, provided that if the termination of employment is due to death or disability, the options become fully vested and may be exercised until the earlier of the expiration date of the option or one year after termination of employment. In the event of changes in the Common Stock by reason of capital adjustments, such as stock splits and recapitalizations, appropriate adjustments will be made in the price of shares and the number of shares subject to option. The Board may amend or terminate the 1996 Plan with respect to future grants of options, provided that shareholder approval is required for any amendment that increases the aggregate number of shares available, changes the class of eligible persons or extends the term of the 1996 Plan. With the exception of Joe L. Allbritton, none of the executive officers of the Corporation have yet been granted options under the 1996 Plan. Non-employee directors are not eligible to receive grants under the 1996 plan. Mr. Allbritton has been granted options with respect to 2,650,000 shares. As a group, Key Employees have been granted options with respect to 2,775,000 shares. The closing price per share of the Common Stock on the Nasdaq National Market on March 11, 1999, was $17.75.

     An optionee generally will not be taxed when an option is granted under the 1996 Plan. When an optionee exercises a nonqualified option, the optionee generally will have compensation equal to the amount by which the then fair market value of the stock exceeds the option exercise price. The Corporation generally will receive a deduction equal to the amount of compensation income recognized by the optionee. An optionee holding an incentive stock option who complies with the applicable holding periods before disposing of the stock acquired upon exercise of the incentive option will generally qualify for favorable tax treatment, and in such case the Corporation generally will not receive a tax deduction. If the optionee holding an incentive stock option fails to comply with the applicable holding periods provided by the Internal Revenue Code to obtain favorable tax treatment, the rules applicable to nonqualified stock options generally will apply to both the optionee and the Corporation.

(2) The grant date present value estimate reflected in the above table has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC, and does not necessarily reflect the Corporation's view of the appropriate value or methodology for the purposes of financial reporting. This hypothetical value, determined by the Black-Scholes model, is based on the following assumptions:

        - Exercise price is equal to the closing market price on the day of grant;

        - The annual dividend rate is 0.7729% for options maturing January 21, 2008, 0.6584% for options maturing April 15, 2008, and 0.6611% for options maturing July 15, 2008.

        - Price volatility is based on weekly data for the preceding one-year period;

        - The risk-free rate is 4.68% for options maturing January 21, 2008, and 4.72% for options maturing April 15, 2008, and July 15, 2008, for the expected term of the options with a yield of comparable maturing Treasury securities; and

        - There is a 9% discount for forfeiture of unexercised shares.

     These assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. There is no assurance that the value received by an executive will be at or near the value estimated by the Black-Scholes model. The actual value of options will depend on the market value of the Corporation's Common Stock on the dates upon which the options are exercised. No realization of value from the options is possible without an increase in the price of the Corporation's Common Stock, which would benefit all shareholders.

(3) On April 15, 1998 (the "April Grant Date"), the Compensation Committee recommended, and certain non-employee outside directors on the Board approved, a stock option grant to the Chairman and Chief Executive Officer, Mr. Allbritton, to purchase 1,150,000 shares of the Corporation's Common Stock. Pursuant to the Corporation's 1996 Stock Option Plan, as approved by shareholders, the option was granted at a price equal to the closing price of the stock on the April Grant Date. The option was fully vested and exercisable on the April Grant Date.

(4) On January 21, 1998 (the "January Grant Date"), the Compensation Committee recommended, and certain non-employee outside directors on the Board approved, a stock option grant to the President, Mr. Coughlin, to purchase 35,000 shares of the Corporation's Common Stock. Pursuant to the Corporation's 1994 Stock Option Plan, as approved by shareholders, the option was granted at a price equal to the closing price of the stock on the January Grant Date. The option was fully vested and exercisable on the January Grant Date.

(5) On July 15, 1998 (the "July Grant Date"), the Compensation Committee recommended, and certain non-employee outside directors on the Board approved, stock option grants to senior executive officers, Messrs. Coughlin, Lex, Davis and Hoffman, to purchase 15,000, 20,000, 10,000 and 20,000 shares, respectively, of the Corporation's Common Stock. Pursuant to the Corporation's 1994 Stock Option Plan, as approved by shareholders, the options were granted at a price equal to the closing price of the stock on the July Grant Date. These options vest and become exercisable as follows: (1) one-third equally over three years on the respective grant date anniversaries or (2) upon a "change of control" of the Corporation, as defined in the Corporation's 1994 Stock Option Plan.

STOCK OPTION EXERCISES IN 1998/FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING          UNEXERCISED
                                                                  UNEXERCISED          IN-THE-MONEY
                                      SHARES                   OPTIONS AT FY-END     OPTIONS, FY-END
                                    ACQUIRED ON     VALUE         EXERCISABLE/         EXERCISABLE/
               NAME                  EXERCISE     REALIZED       UNEXERCISABLE        UNEXERCISABLE
               ----                 -----------   ---------   --------------------  ------------------
Joe L. Allbritton.................     --            --         3,604,000/      0   $17,307,350/      0
Timothy C. Coughlin...............     --            --           108,334/ 31,666       654,584/ 10,416
Timothy A. Lex....................     --            --            63,334/ 36,666       515,834/ 10,416
John L. Davis.....................     --            --            68,334/ 16,666       656,459/  4,166
J. David Hoffman..................     --            --            16,667/ 53,333             0/      0

RETIREMENT BENEFITS

                               PENSION PLAN TABLE

                                                    SERVICE

       COMPENSATION           5             10            15            20            25            30
          10,000             325           650           975          1,300         1,625         1,950
          20,000             825          1,650         2,475         3,300         4,125         4,950
          30,000            1,325         2,650         3,975         5,300         6,625         7,950
          40,000            1,825         3,650         5,475         7,300         9,125         10,950
          50,000            2,325         4,650         6,975         9,300         11,625        13,950
          60,000            2,825         5,650         8,475         11,300        14,125        16,950
          70,000            3,325         6,650         9,975         13,300        16,625        19,950
          80,000            3,825         7,650         11,475        15,300        19,125        22,950
          90,000            4,325         8,650         12,975        17,300        21,625        25,950
          100,000           4,825         9,650         14,475        19,300        24,125        28,950
          110,000           5,325         10,650        15,975        21,300        26,625        31,950
          120,000           5,825         11,650        17,475        23,300        29,125        34,950
          130,000           6,325         12,650        18,975        25,300        31,625        37,950
          140,000           6,825         13,650        20,475        27,300        34,125        40,950
          150,000           7,325         14,650        21,975        29,300        36,625        43,950
          160,000           7,825         15,650        23,475        31,300        39,125        46,950

     Senior officers of the Corporation and its subsidiaries are eligible to receive pension benefits under the Riggs Bank N.A. Amended Pension Plan. Effective December 31, 1995, the benefit formula for determining the pension benefit payable under the plan is 1% times the officer's average compensation for each year of service up to a maximum of 30 years less .35% of the officer's compensation not in excess of $10,000 for each year of service up to a maximum of 30 years. However, if a greater benefit would result under plan provisions in effect prior to December 31, 1995, based on average compensation and years of service prior to December 31, 1995, an officer's pension benefit payable under the plan is protected at that level.

     Average compensation is limited by the Riggs Bank N.A. Amended Pension Plan to base salary. In accordance with applicable tax code provisions, base salary has been limited since 1989. Base salary was limited to $160,000 for 1998. Applying the formula, the estimated annual pension benefit for each of the highest paid executive officers, assuming each retired as of his normal age (or his current age, if later), is as follows: Mr. Allbritton $96,227; Mr. Coughlin $50,529; Mr. Lex $46,950; Mr. Davis $20,436;
and Mr. Hoffman $46,950.

     The Corporation also has a Supplemental Executive Retirement Plan, which provides supplemental retirement income to certain key employees of the Corporation and its subsidiaries at the level of senior vice president and above. The Compensation Committee determines the terms and conditions under which the employee participates and becomes vested in the benefits of the plan, including accelerating the vesting of benefits to any participant. Under parameters adopted by the Compensation Committee, the level of benefits is based on the participant's functional responsibility. Upon the later of a participant's termination of employment with vested benefits or attainment of age 62, the participant will begin receiving the vested portion of the supplemental retirement benefit, payable for the life of the participant, but for no more than 15 years. In the case of the death of a participant while employed, the participant's beneficiary will receive the supplemental benefit for 15 years. Based on the parameters set by the Compensation Committee, the annual benefit payable to each of Messrs. Allbritton and Coughlin would be $40,000. The annual benefit payable to Messrs. Lex and Davis would be $25,000 and $15,000, respectively. Mr. Hoffman currently does not receive any benefit under the Plan.

                          TRANSACTIONS WITH MANAGEMENT

INDEBTEDNESS OF DIRECTORS, NOMINEES FOR DIRECTORS, EXECUTIVE OFFICERS AND RELATED PERSONS

     The Corporation's banking subsidiaries have had, and are expected to have in the future, banking transactions in the ordinary course of their business with directors of Riggs Bank N.A. and Riggs Bank Europe Limited and their associates (primarily the businesses with which they are associated), and directors and executive officers of the Corporation and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features.

                 COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

GENERAL

     The Compensation Committee of the Corporation is responsible for:

        - reviewing the overall salary administration program for the Corporation and its subsidiaries, including Riggs Bank N.A. (the "Riggs Group");

        - reviewing and making recommendations to the Board concerning annual salary and bonus programs for the Riggs Group;

        - reviewing and making recommendations to the Board concerning compensation and benefits of executive officers of the Riggs Group; and

        - reviewing the Riggs Group's benefit plans, considering any new benefits that significantly modify the existing plans and recommending to the Board any changes requiring Board approval.

     In 1998, the Compensation Committee approved a compensation framework for executive officers in which executives' pay was directly linked to the financial success of the bank. Specifically, the 1998 compensation framework consisted of:
(1) paying competitive market rates of base pay; (2) rewarding financial performance of the Corporation through an annual bonus plan based on aggressive goals for return on average assets ("ROA"), net income, and fee income; and (3) granting competitive stock options to key employees of the Corporation as an incentive to further the long-term growth and success of the Corporation.

1998 COMPENSATION

     THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF RIGGS NATIONAL
CORPORATION. Joe L. Allbritton continued to serve as Chairman of the Board and Chief Executive Officer of the Corporation throughout 1998, during which the Corporation improved its financial performance. Under the Chairman's leadership, the Corporation earned $61.8 million in net income and exceeded its ROA and fee income goals.

     In 1998, Mr. Allbritton's base salary was maintained at the same level he has received since 1992. Per his request of the Board, Mr. Allbritton was not included in the Corporation's 1998 Bonus Plan and, therefore, was not paid a bonus.

     In April 1998, Mr. Allbritton was granted the option to purchase 1,150,000 shares of the Corporation's Common Stock at a price of $30.375 per share upon the approval of non-employee, outside directors of the Corporation. The option vested and became exercisable on the grant date. This option grant took into account the Compensation Committee's view of Mr. Allbritton's personal role in the Corporation's outstanding financial success and the Board's high regard for him and his contributions to the Corporation, and was not based on quantitative criteria.

     OTHER EXECUTIVE OFFICERS. The Compensation Committee established a performance-based bonus plan for executive officers in 1998 under which bonuses were paid to eligible officers taking into account the Corporation's achievement of specified targets for 1998 ROA, net income, fee income and the executive's performance based on distinct goals set for each executive. The Corporation exceeded all of the specified targets in 1998. The Corporation used a rating system to appraise all officer performance, including that of the senior officers.

     Additionally, stock option grants were made in 1998 based on corporate and individual performance in 1998. See "Stock Option Grants in 1998," for a description of the stock options granted to executive officers.

1999 COMPENSATION

     The Board has approved a performance-based incentive plan for executive officers in 1999, consistent with the 1998 plan.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) does not permit the Corporation to deduct certain non-performance-based compensation in excess of $1 million per taxable year paid to the Chief Executive Officer or the four most highly compensated executive officers named in the Proxy Statement.

     For 1998, all compensation earned by the Corporation's Chief Executive Officer and four mostly highly compensated officers satisfied the deductibility requirements under Section 162(m). The Compensation Committee may, in the future, review the adoption of a policy regarding Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of the below-named three directors, none of whom are present or former officers or employees of the Corporation or any of its subsidiaries. No executive officer of the Corporation serves as an officer, director, or member of a compensation committee of any entity whose executive officer served on the Compensation Committee or as a director of the Corporation. During fiscal year 1998, Compensation Committee member Robert L. Sloan and an entity for which Mr. Sloan served as the Chief Executive Officer had outstanding loans with Riggs Bank made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these loans did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features.

                                          Respectfully Submitted,

                                          Riggs National Corporation
                                          Compensation Committee

                                          Jack Valenti, Chairman
                                          Robert L. Sloan
                                          Eddie N. Williams

                            STOCK PERFORMANCE CHART

     The following graph shows the performance of the Corporation's Common Stock over the past five fiscal years as compared to the NASDAQ Market Value Index and the Middle Atlantic Banks Index.

[Performance Graph]

                                                                                                          SNL MID-ATLANTIC BANK
                                               RIGGS NATIONAL CORPORATION       NASDAQ - TOTAL US                 INDEX
                                               --------------------------       -----------------         ---------------------
 12/31/93                                                100.00                      100.00                      100.00
 12/31/94                                                 97.10                       97.75                       97.22
 12/31/95                                                150.72                      138.26                      155.59
 12/31/96                                                202.26                      170.01                      223.27
 12/31/97                                                318.22                      208.58                      317.32
 12/31/98                                                243.05                      293.21                      351.79

Assumes $100 invested on December 31, 1993.

Assumes dividends reinvested to fiscal year ended December 31, 1998.

---------------
(1) A list of the banks included in the Middle Atlantic Banks Index is available to shareholders, at no charge, by writing to Mary B. LeMont, Assistant Corporate Secretary, Riggs National Corporation, 800 17th Street, N.W., 7th Floor, Washington, D.C. 20006.

                              CORPORATION PROPOSAL
                             (ITEM NO. 2 ON PROXY)

AMENDMENT TO THE 1996 STOCK OPTION PLAN

     Under the Corporation's 1996 Stock Option Plan (the "1996 Plan"), any employee who has substantial responsibility in the direction and management of the Corporation or a subsidiary (a "Key Employee") is eligible to receive stock option grants.(1) The purpose of the 1996 Plan is to advance the best interests of the Corporation by providing Key Employees with an additional incentive to contribute to the growth and success of the Corporation by increasing their proprietary interest in the success of the Corporation. The 1996 Plan also provides the Corporation with an additional tool to retain critical employees. The number of shares of Common Stock available for stock option awards under the 1996 Plan is currently four million; however, options with respect to 2,775,000 shares have already been granted. The 1996 Plan limits grants to any one Key Employee during a calendar year to two million shares.

     The Board of Directors has recommended an amendment to the 1996 Plan (the "Amendment"). The Amendment would increase the number of shares of the Corporation's Common Stock available for stock option awards from four million to nine million shares. The Board believes that the Amendment would provide the Corporation with sufficient stock option award shares for the near future and reduce the Corporation's expense of repeatedly amending the 1996 Plan, including the costs associated with preparation of required regulatory filings. Because Key Employees of the Corporation are eligible for grants under the 1996 Plan, any Key Employee of the Corporation, including any directors who are employees, may be deemed to have an interest in the approval of the Amendment. The Board has unanimously waived preemptive rights of the Corporation's Shareholders with regard to such shares.

BOARD OF DIRECTORS' RECOMMENDATION

     The Board recommends a vote FOR the Amendment to the 1996 Stock Option
Plan.

     The shares of Common Stock represented by properly executed proxies will be voted FOR the Amendment to the 1996 Stock Option Plan unless otherwise specified on the proxy.

---------------
(1) Please see Note 1 under "Stock Option Grants in 1998".

                              CORPORATION PROPOSAL
                           (ITEM NO. 3 ON THE PROXY)

AMENDMENT TO THE 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     Under the Corporation's 1997 Non-Employee Directors Stock Option Plan (the "1997 Directors Plan"), any director of the Corporation or any subsidiary who is not otherwise an employee of the Corporation or any subsidiary (a "Non-Employee Director") is eligible to receive stock option grants. A total of 21 Non-Employee Directors of the Corporation and its subsidiaries are currently eligible to participate in the 1997 Directors Plan. The purpose of the 1997 Directors Plan is to increase the proprietary interest of Non-Employee Directors of the Corporation and its subsidiaries by granting such directors options to purchase Common Stock of the Corporation. In addition, the 1997 Directors Plan further compensates Non-Employee Directors for the amount of time they spend in connection with their Board service and helps the Corporation attract independent directors to the Board. The grants are intended to more closely align the interests of the Non-Employee Directors of the Corporation and its subsidiaries with those of the shareholders. The number of shares of Common Stock available for stock option awards under the 1997 Directors Plan is currently 350,000; however, options with respect to 310,000 shares have already been granted to the group of eligible Non-Employee Directors.

     The Board is responsible for administration of the 1997 Directors Plan. The amount, timing and terms of such grants will be based on such considerations as the Board may consider appropriate, subject to the provisions of the 1997 Directors Plan. When an option becomes exercisable, the optionee may purchase shares of the Corporation's Common Stock by paying the exercise price for the number of shares being purchased. The exercise price per share of Common Stock may not be less than the greater of the fair market value of a share of Common Stock on the date of grant or the par value of the Common Stock. The maximum term of options under the 1997 Directors Plan is 10 years. Vested options generally may be exercised no later than three months after the optionee ceases to be a director of the Corporation or a subsidiary, provided that if the director terminates service due to death or disability, the director's options become fully vested and may be exercised until the earlier of the expiration of the options or one year after the termination of the director's service. In the event of changes in the Common Stock by reason of capital adjustments, such as stock splits and recapitalizations, appropriate adjustments will be made in the price of shares and the number of shares subject to options. The Board retains the right to amend or terminate the 1997 Directors Plan. An amendment or termination of the 1997 Directors Plan may not adversely affect a director's rights with respect to an outstanding option without such director's consent.

     A director generally will not be taxed when a stock option is granted under the 1997 Directors Plan. When a director exercises an option, the director generally will have compensation income equal to the amount by which the fair market value of the stock exceeds the option exercise price on the date of the exercise. The Corporation generally will receive a tax deduction equal to the amount of compensation income recognized by the director when the director exercises a stock option granted under the 1997 Directors Plan.

     Employees of the Corporation or any subsidiary, including directors who are executive officers of or otherwise employed by the Corporation or any subsidiary, are not eligible under the 1997 Directors Plan. As a group, all current Non-Employee Directors of the Corporation have received options with respect to 115,000 shares. Robert L. Allbritton, Mr. Fahey, Mr. Hebert, Mr. Pfeiffer, Mr. Sloan, Mr. Valenti, and Mr. Williams have received options with respect to 7,500, 2,500, 25,000, 20,000, 20,000, 25,000 and 15,000 shares, respectively, under the 1997 Directors Plan. The closing price per share of the Common Stock on the Nasdaq National Market on March 11, 1999, was $17.75.

     The Board of Directors has recommended an amendment to the 1997 Directors Plan (the "Amendment"). The Amendment would increase the number of shares of the Corporation's Common Stock available for stock option awards from 350,000 shares to 600,000 shares. The Board believes that the Amendment would provide the Corporation with sufficient stock option award shares for the near future and reduce the Corporation's expense of repeatedly amending the 1997 Directors Plan, including the costs associated with preparation of required regulatory filings. Because Non-Employee Directors of the Corporation are eligible for grants under the 1997 Directors Plan, such Non-Employee Directors may be deemed to have an interest in the approval of the Amendment. The Board has unanimously waived preemptive rights of the Corporation's Shareholders with regard to such shares.

BOARD OF DIRECTORS' RECOMMENDATION

     The Board recommends a vote FOR the Amendment to the 1997 Non-Employee Directors Stock Option Plan.

     The shares of Common Stock represented by properly executed proxies will be voted FOR the Amendment to the 1997 Non-Employee Directors Stock Option Plan unless otherwise specified on the proxy.

                              SHAREHOLDER PROPOSAL
                             (ITEM NO. 4 ON PROXY)

GENERAL

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20032, who is the owner of 500 shares of Common Stock, has advised the Corporation that she intends to present the following proposal for shareholder action at the Meeting:

     RESOLVED: "That the stockholders of Riggs National Corporation recommend that the Board take the necessary steps to have the accountant elected EACH year by all the stockholders."

     REASONS: "The majority of New York Stock Exchange listed companies elect accountants each year."

     "The accountants should be made 'accountable' to all shareholders, not just the Board."

     "We like the firm of Arthur Andersen, but they should be willing to stand for election EACH year, as they do at MANY other companies."

     "Last year the owners of 4,142,899 shares representing approximately 13.5% of shares voting, voted FOR this resolution."

     "If you AGREE, please mark your proxy FOR this resolution."

BOARD OF DIRECTORS' RECOMMENDATION

     The Board recommends a vote AGAINST this proposal. The Board, through its Audit Committee, is charged with the responsibility of monitoring the Corporation's outside accountants, Arthur Andersen, and assessing their performance. Some members of the Audit Committee and the Board are officers or directors of other corporations which employ major accounting firms and, therefore, are familiar with the relative merits of each firm and are well qualified to make judgments in this area. The Corporation believes that procedures currently in place adequately ensure the quality and independence of the Corporation's outside accountants. Corporation officers and the Audit Committee continually monitor and evaluate Arthur Andersen's performance. Throughout the year, Corporation employees work with Arthur Andersen and report the results of Arthur Andersen's effectiveness to senior management. Therefore, the Board believes that it is in the best position to select the Corporation's outside accountants.

     The shares of Common Stock represented by properly executed proxies will be voted AGAINST this proposal unless otherwise specified on the proxy.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     The Board anticipates that the next Annual Meeting of Shareholders will be held on or about April 12, 2000. A shareholder who intends to present a proposal at the 2000 Annual Meeting must submit the written text of the proposal to the Corporation no later than November 15, 1999, in order for the proposal to be considered for inclusion in the Corporation's proxy statement and form of proxy for that meeting. Shareholder proposals submitted otherwise than for inclusion in the proxy statement shall be deemed untimely and may not be properly brought before the Annual Meeting if notice of any such proposal is not received by the Corporation prior to January 27, 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP are the independent public accountants for the Corporation and have served as the independent public accountants for the Corporation since 1981. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

                                 OTHER MATTERS

     This proxy is solicited on behalf of the Board. The cost of solicitation of proxies will be borne by the Corporation. The Corporation may solicit proxies personally or by telephone, in addition to the solicitations by mail. All such further solicitations will be made by directors, officers or regular employees of the Corporation or of Riggs Bank N.A., who will not be additionally compensated therefor. Arrangements will be made by the Corporation for the forwarding, at the Corporation's expense, of solicitation materials by brokers, nominees, fiduciaries and other custodians to their principals.

     The Board is not aware of any other matters that may come before the Meeting. If any other business properly comes before the Meeting the persons designated as proxies will vote upon such matters according to their sole discretion.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO STEVEN T. TAMBURO, INVESTOR RELATIONS, RIGGS NATIONAL CORPORATION, 808 17TH STREET, N.W., WASHINGTON, D.C. 20006.

                                          By Order of the Board of Directors,

                                          /s/ TIMOTHY C. COUGHLIN

                                          TIMOTHY C. COUGHLIN
                                          President

                                                                         ANNEX I

[RIGGS LOGO]

                           RIGGS NATIONAL CORPORATION

                 PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Edward J. Miller, Jr., Joy Murtaugh and
H. Gregory Platts as Proxies, severally and each with full power of substitution, to vote all the shares of Common Stock of Riggs National Corporation standing in the name of the undersigned on its books on February 26, 1999, at the Annual Meeting of Shareholders to be held at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004, on April 14, 1999, at 9:30 a.m., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present as follows:

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND IF PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3, "AGAINST"
ITEM 4, AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS SHOULD ANY OTHER BUSINESS BE PROPERLY PRESENTED AT THE MEETING.

                    (CONTINUED, AND TO BE EXECUTED AND DATED ON THE OTHER SIDE.)

                                                RIGGS NATIONAL CORPORATION
                                                P.O. BOX 11188
                                                NEW YORK, N.Y. 10203-0185

                          RIGGS NATIONAL CORPORATION
            1503 PENNSYLVANIA AVENUE, N.W. WASHINGTON, D.C.  20005
                                MARCH 17, 1999


   The Annual Meeting of Shareholders (the "Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday, April 14, 1999, at 9:30 a.m., local time, at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004, for the following purposes:

     1.  To elect a board of directors for the ensuing year;

     2. To consider an amendment to the 1996 Stock Option Plan to increase the number of shares of the Corporation's Common Stock available for stock option awards from four million to nine million shares;

     3. To consider an amendment to the 1997 Non-Employee Directors Stock Option Plan to increase the number of shares of the Corporation's Common Stock available for stock option awards from three hundred fifty thousand to six hundred thousand shares;

     4. To consider a shareholder proposal requiring the Board take the necessary steps to have the accountants elected each year by all of the Shareholders; and

     5. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment or postponement thereof.

   Shareholders of record at the close of business of February 26, 1999, will be entitled to vote at the Meeting or any adjournments or postponements thereof. Whether or not you contemplate attending the Meeting, please execute the Proxy Card below and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Assistant Corporate Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.


                            DETACH PROXY CARD HERE
                          __                     __
                          \/                     \/
--------------------------------------------------------------------------


     -------
     -------

 1. ELECTION OF DIRECTORS      FOR all nominees       / /      WITHHOLD AUTHORITY to vote      / /     *EXCEPTIONS  / /
                               listed below                    for all nominees listed below

    Nominees: Joe L. Allbritton, Robert L. Allbritton, Timothy C. Coughlin,
              John M. Fahey, Jr., Lawrence I. Hebert, Steven B. Pfeiffer, John E.V. Rose, Robert L. Sloan, Jack Valenti, Eddie N. Williams
  (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name on the following line.)

  *EXCEPTIONS
             ------------------------------------------------------------------

 2. Corporation Proposal to amend the 1998 Stock Option Plan to increase the number of shares of the Corporation's Common Stock available for stock option awards from four million to nine million shares.

    FOR  / /                AGAINST  / /               ABSTAIN  / /

 3. Corporation Proposal to amend the 1997 Non-Employee Directors Stock Option Plan to increase the number of shares of the Corporation's Common Stock available for stock option awards from three hundred fifty thousand to six hundred thousand shares.

    FOR  / /                AGAINST  / /               ABSTAIN  / /

 4. Shareholder Proposal to require the Board take the necessary steps to have the accountants elected each year by all of the Shareholders.

    FOR  / /                AGAINST  / /               ABSTAIN  / /

 5. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment or postponement thereof.


                                                 Change of Address and/or / /
                                                 Comments Mark Here

                                             (When signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title.
                                             If more than one trustee, all
                                             should sign.)

                                            Dated:                        1999
                                                  ----------------------,

                                            ----------------------------------
                                                   Signature of Shareholder

                                            ----------------------------------
                                                   Signature of Shareholder


                                            VOTES MUST BE INDICATED         /X/
                                            (X) IN BLACK OR BLUE INK.



PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.
--------------------------------------------------------------------------

                              PLEASE DETACH HERE
      __        YOU MUST DETACH THIS PORTION OF THE PROXY CARD    __
      \/         BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE     \/

                                                                        ANNEX II

[The following information will not be disseminated to holders of Riggs National Corporation's Common Stock with the foregoing proxy statement.]

                           RIGGS NATIONAL CORPORATION
                             1996 STOCK OPTION PLAN
                                 AS AMENDED(1)

1.  PURPOSE OF THE PLAN.

     This 1996 Stock Option Plan (the "Plan") of Riggs National Corporation (the "Corporation") for key employees of the Corporation and its subsidiaries is designed to advance the best interest of the Corporation by providing such employees who have a substantial responsibility for its management and growth with an additional incentive to continue to contribute to the growth and success of the Corporation by increasing their proprietary interest in the success of the Corporation.

2.  DEFINITIONS.

     (a) "Board" means the Board of Directors of the Corporation.

     (b) "Common Stock" means the common shares, $2.50 par value per share, of the Corporation.

     (c) "Compensation Committee" means the compensation committee of the Board, but excluding any member who is not a Non-Employee Director.

     (d) "Corporation" means the Riggs National Corporation.

     (e) "Date of Grant" means the date on which an Option is approved by the Non-Employee Directors Committee.

     (f) "Director" means a member of the Corporation's Board of Directors.

     (g) "Disability" as to an Option holder has the same meaning as the term is used in the long-term disability insurance plan contributed to by the Corporation or its Subsidiary Corporation on behalf of the Option holder, or if the Option holder is not covered by any such plan, disability shall have the meaning provided for in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (the "Code").

     (h) "Fair Market Value" shall mean, with respect to a share of Common Stock, (i) if the Common Stock is traded on the National Market System or a national securities exchange, the closing price of the Common Stock on the determination date, or, if there are no sales on such date, then on the next preceding date on which there were sales of Common Stock, all as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, (ii) if the Common Stock is not traded on the National Market System or listed on a national securities exchange, the closing price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the determination date, or, if no sales are reported on such date, then on the next preceding date on which there were such quotations, or (iii) if the Common Stock, is not traded on the National Market System or listed on a national securities exchange and quotations for the Common Stock are not reported by the National Association of Securities Dealers, Inc., the Fair Market Value determined by the Compensation Committee on the basis of available prices for the Common Stock or in such manner as the Compensation Committee shall agree. Notwithstanding the preceding, the Fair Market Value on a given determination date of Common Stock subject to Incentive Stock Options or Common Stock valued in connection with the exercise of Incentive Stock Options shall be an amount that is equal to the Compensation Committee's good-faith determination of the Common Stock's value on the given determination date, and the Compensation Committee shall for all purposes of this Plan have the authority to determine Fair Market Value using methods other than those described in this Section if the Compensation Committee determines that such alternative methods more properly reflect the Fair Market Value of the

---------------

(1) 1998 amendments approved by resolutions of the Board of Directors on January 21, 1998 and by the shareholders on April 15, 1998.

    1999 amendment approved by resolutions of the Board of Directors on March 5, 1999.


                                     II A-1

    Common Stock. Furthermore, in all cases, Fair Market Value shall not be less than the Par Value of the Common Stock.

     (i) "Incentive Stock Option" means an Option qualifying for special tax treatment under Section 422 of the Code.

     (j) "Insider" means any person subject to the provisions of Section 16 of the Act, including an "officer" of the Corporation within the meaning of Section 16 of the Act, a "director" within the meaning of section 3(a)(7) of the Act, and a "beneficial owner" of more than ten percent (10%) of any class of the equity securities of the Corporation within the meaning of Section 16 of the Act.

     (k) "Key Employee" means any employee (including employees who are also officers or directors, but not including directors who are not also employees) of the Corporation or any Subsidiary Corporation who has substantial responsibility in the direction and management of the Corporation or a Subsidiary Corporation, as determined by the Compensation Committee.

     (l) "Non-Employee Director" means a Director who: (i) is not currently an officer or otherwise employed by the Corporation, or by a Parent or Subsidiary Corporation of the Corporation; (ii) does not receive compensation directly or indirectly from the Corporation, its Parent Corporation or its Subsidiary Corporation for services rendered as a consultant or in any capacity other than as a director, except for an amount for which disclosure would not be required pursuant to Item 404(a) of regulation S-K [$60,000]; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K [$60,000]; (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of regulation S-K; and (v) qualifies as an "outside director" within the meaning of Section 162(m)(4) of the Code, and applicable regulations thereunder or who is deemed to be an outside director under the applicable regulations and authority.

     (m) "Non-Employee Directors Committee" means a committee composed of all Non-Employee Directors.

     (n) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

     (o) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under this Plan.

     (p) "Parent Corporation" has the same meaning used in Section 424(e) of the Code.

     (q) "Plan" means the Riggs National Corporation 1996 Stock Option Plan as set forth herein, which may be amended from time to time.

     (r) "Subsidiary Corporation" has the same meaning used in Section 424(f) of the Code.

3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of Section 8 of the Plan, the aggregate number of authorized but unissued shares of Common Stock that may be issued pursuant to Options granted under the Plan will not exceed nine million (9,000,000) shares. The shares of Common Stock issued may be shares of authorized but unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation. The maximum number of shares of Common Stock with respect to which options may be issued to any one Key Employee during a calendar year shall be two million (2,000,000). Shares that by reason of expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may again be available for issuance pursuant to Options under the Plan.

4.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Compensation Committee. The Compensation Committee has the authority to recommend to the Non-Employee Directors Committee the Key Employees to be granted Options, the times when Options will be granted, the number of shares subject to each Option, the exercise

                                     II A-2
price of each Option, the vesting schedule (if any) of each Option, the conditions precedent (if any) to acceleration of the vesting schedule of each Option, the method of payment for shares acquired upon the exercise of Options, the expiration date of each Option, the Fair Market Value of Common Stock subject to Options, and any other terms and conditions of the Options it deems appropriate. The Non-Employee Directors Committee shall have the authority to approve, reject or modify recommended grants of Options by the Compensation Committee. A majority of the Non-Employee Directors Committee shall constitute a quorum. All actions by the Non-Employee Directors Committee shall require a majority of the members of such committee present at such meeting. Any action by the Non-Employee Directors Committee may be taken by a unanimous written consent of all members of the committee, and action so taken shall be fully effective as if it had been taken by a vote of the members at a meeting duly called and held. No Option shall be granted unless and until such grant is approved by the Non-Employee Directors Committee.

     All questions of interpretation of the Plan or of any Option will be determined solely by the Compensation Committee, and any such determination will be final and binding upon all persons having an interest in the Plan.

5.  ELIGIBILITY.

     Key Employees of the Corporation and any Subsidiary Corporation will be eligible to participate in the Plan, as approved by the Compensation Committee.

6.  TERMS AND CONDITIONS OF STOCK OPTIONS.

     Each Option granted under this Plan will be evidenced by an Option agreement between the Corporation and the recipient that states whether it is intended to be an Incentive Stock Option or a Nonqualified Stock Option and that it is to be subject to the applicable rules in the Plan and in the Code which apply to that form of option and that sets forth the exercise price of the Option, the vesting schedule (if any) of the Option, the expiration date of the Option, and any other terms or conditions approved by the Non-Employee Directors Committee subject to the following terms and conditions:

     (a) OPTION PRICE.

        (i) NONQUALIFIED STOCK OPTIONS. The exercise price per share for the shares subject to a Nonqualified Stock Option will be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant.

        (ii) INCENTIVE STOCK OPTIONS. The exercise price per share for the shares subject to an Incentive Stock Option will be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. However, the exercise price per share for shares subject to an Incentive Stock Option granted to an individual who on the Date of Grant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or of a Parent Corporation or a Subsidiary Corporation) will not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

     (b) TERM OF OPTIONS. Notwithstanding any other provisions of the Plan or any Option agreement, no Option will be exercisable after the expiration of ten (10) years from the Date of Grant. Furthermore, no Incentive Stock Option granted to an individual who on the Date of Grant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or of a Parent Corporation or a Subsidiary Corporation) will be exercisable after the expiration of five (5) years from the Date of Grant.

     (c) MAXIMUM VALUE OF OPTIONS WHICH ARE INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation, a Parent Corporation and any Subsidiary Corporation) exceeds $100,000, the options are not Incentive Stock Options. For purposes of this paragraph, the Fair Market Value of

                                     II A-3
         the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This paragraph will be applied by taking Incentive Stock Options into account in the order in which they are granted.

     (d) VESTING OF OPTIONS AND TERMINATION OF EMPLOYMENT. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date that an Option holder is no longer an employee of the Corporation or a Parent Corporation or Subsidiary Corporation (the "date of termination"), and the Option will be exercisable only to the extent the Option is vested on the date of termination. However, if the Option holder is no longer an employee because of death or Disability, any Option that is not one hundred percent (100%) vested will automatically become one hundred percent (100%) vested on the date of termination. If the Option holder's termination is for reason of death, the right to exercise the Option will expire one (1) year after the date of the holder's death, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option. If the Option holder's termination is for any reason other than death, the right to exercise the Option (to the extent that it is vested) will expire three (3) months after the date of termination. If termination is for a reason other than the holder's death and the Option holder dies after his or her termination but before the right to exercise the Option has expired, the right to exercise the Option shall expire one (1) year after the date of the holder's termination of employment, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option.

     (e) EXERCISE.

        (i) CASH PAYMENT. An Option may be exercised as to all or any number of whole shares of the Common Stock with respect to which the Option is vested. Options may be exercised only by the Option holder's written notice to the Secretary of the Corporation (the "exercise notice") and only if the exercise notice is accompanied by payment in cash of the full exercise price for the shares with respect to which the Option is exercised, except as otherwise provided herein.

        (ii) NONCASH PAYMENT. Unless otherwise provided at the time of grant, payment of the exercise price may be made in the form of (1) Common Stock of the Corporation that has been held for at least six (6) months prior to the date of exercise or (2) a combination of cash and such Common Stock that has been held for at least six (6) months prior to the date of exercise. The value of any Common Stock used to pay the exercise price or any portion thereof will be the Fair Market Value of Common Stock on the date of exercise.

            Wherever in this Plan or any agreement a Key Employee is permitted to pay the exercise price of an Option relating to the exercise of an Option by delivering Common Stock, the Key Employee may, subject to procedures satisfactory to the Compensation Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Stock, in which case the Corporation shall treat the Option as exercised without further payment and shall withhold such number of Common Stock from the Common Stock acquired by the exercise of the Option.

        (iii) BROKER-DEALER PAYMENT. Unless otherwise provided at the time of grant, payment of the unpaid exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer, if the exercise notice is accompanied by the Option holder's written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer.

     (f) NONTRANSFERABILITY. No Incentive Stock Option granted under the Plan, contingent or otherwise, and no Nonqualified Stock Option granted under this Plan, unless the Non-Employee directors Committee directs otherwise, will be transferable, assignable or subject to any encumbrance, pledge, or charge of any nature, except by will or the laws of descent and distribution. During the lifetime of an Option holder, an Option will be exercisable only by the Option holder. The executor or administrator of the estate of the Option holder may transfer any rights with respect to such Option


                                     II A-4
         to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option or under the laws of intestacy.

     (g) STOCK LEGEND. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Options issued under the Plan be endorsed with a legend in substantially the following form:

         The shares evidenced by this certificate may not be sold or transferred
         prior to                , 19     , in the absence of a written
         statement from Riggs National Corporation (the "Corporation") to the effect that the Corporation is aware of the fact of such sale or transfer.

         The blank contained in such legend shall be filled in with the date that is the later of: (i) one year and one day after the date of exercise of such Incentive Stock Option or (ii) two years and one day after the date of grant of such Incentive Stock Option. Upon delivery to the Corporation, at its principal executive office, of a written statement to the effect that such shares have been sold or transferred prior to such date, the Corporation does hereby agree to promptly deliver to the transfer agent for such shares a written statement to the effect that the Corporation is aware of the fact of such sale or transfer. The Corporation may also require the inclusion of any additional legend that may be necessary or appropriate.

     (h) CHANGE OF CONTROL. In the event of a Change of Control (as hereinafter defined), all then-outstanding Options will become one hundred percent (100%) vested and exercisable as of the Change of Control. However, if in the opinion of counsel to the Corporation the immediate exercisability of such Options, when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable, except and to the extent the Compensation Committee in its discretion shall otherwise determine.

         For purposes of the Plan, "Change of Control" means (1) the sale of substantially all of the Corporation's assets; (2) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Act), or of record, of securities of the Corporation representing twenty-five percent (25%) or more in the aggregate voting power of the Corporation's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the Act), including any corporation or group of associated persons acting in concert, other than (i) the Corporation or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Corporation or its subsidiaries, including a trust established pursuant to any such plan; (3) the Corporation is merged or consolidated with or into another corporation in any transaction or series of transactions, in which either (A) the persons who were the beneficial owners of the Corporation's voting securities immediately prior to such transaction do not beneficially own immediately after such transaction at least fifty percent (50%) of the total outstanding voting power of the surviving corporation or (B) any "person" (within the meaning of Sections 13(d) and 14(d) of the Act), including any corporation or group of associated persons acting in concert is or becomes the direct, indirect or beneficial owner (within the meaning of Rule 13d-3 of the Act) of twenty-five percent (25%) or more of the aggregate voting power of resulting entity, provided that such person was not a twenty-five percent (25%) or more owner of the Corporation prior to the transaction or transactions; or (4) the Corporation is liquidated or dissolved or adopts a plan of liquidation or dissolution. Notwithstanding the foregoing, a Change of Control will not result from: (A) a transfer of the Corporation's voting securities by a person who is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the voting securities of the Corporation (a "25 Percent Owner") to (i) a member of such 25 Percent Owner's immediate family (within the meaning of Rule 16a-1(e) of the Act) either during such 25 Percent Owner's lifetime or by will or the laws of descent and distribution;
         (ii) any trust as to which the 25 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Act) is the beneficiary; (iii) any trust as to which the 25 Percent Owner is the settlor with sole power to revoke;

                                     II A-5

         (iv) any entity over which such 25 Percent Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by the 25 Percent Owner or (B) the acquisition of voting securities of the Corporation or the resulting entity in the event of a merger or consolidation, by either (i) a person who was a 25 Percent Owner on the effective date of the Plan or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection.

7.  TERMINATION AND AMENDMENT OF THE PLAN AND OPTIONS.

     The Board may terminate the Plan at any time except with respect to any outstanding Options. The Board may amend the Plan in any manner with respect to future grants of Options and the Non-Employee Directors Committee may amend outstanding Options in any manner consistent with the Plan subject to the following limitations:

     (a) Except as provided in Section 8 of the Plan, no amendment will be effective without the approval of the shareholders of the Corporation if that amendment (i) changes in the aggregate number of shares which may be issued under this Plan, (ii) changes the class of eligible employees, officers or directors, or (iii) extends the term of the Plan or the period during which any outstanding Incentive Stock Option may be exercised.

     (b) No amendment will be effective if the amendment changes the manner of determining the exercise price of Incentive Stock Options, makes individuals who are not employees of the Corporation or of any Parent or Subsidiary Corporation eligible to be granted Incentive Stock Options, changes the nontransferability of the Options, or alters or impairs any rights or obligations of any outstanding Option without the written consent of the Option holder.

8.  CHANGE IN CAPITAL STRUCTURE.

     (a) The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If the Corporation shall effect a subdivision or consolidation of shares or capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, then (i) the number, class, and per-share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had the optionee exercised his or her Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

     (c) After a merger of one or more corporations into the Corporation or after a consolidation of the Corporation and one or more corporations in which the Corporation shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option shall then be so exercisable, the number of and class of shares of stock or other securities to which such holder would have been entitled pursuant to

                                     II A-6
         the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares as to which such Option shall be so exercised.

     (d) If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options shall be canceled as of the effective date of any such merger, consolidation or sale provided that (i) notice of such cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise such Option in full (without regard to any vesting or other limitations on exercise imposed on such Option) during the 30-day period preceding the effective date of such merger, consolidation, liquidation, or sale (the "corporate event"). Notwithstanding the preceding provisions, if no provisions are made for the continuance, assumption or substitution of Options and if exercise of any then-outstanding Options during the 30-day period preceding the effective date of such corporate event would not be in conformity with all applicable federal securities laws, or if in the opinion of counsel to the Corporation the immediate exercisability of such Options, when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable and shall be canceled as of the effective date of the corporate event, except and to the extent the Compensation Committee in its discretion shall otherwise determine.

     (e) Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock by any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

     (f) Adjustment under the preceding provisions of this section will be made by the Compensation Committee, whose determination as to what adjustment will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustment. No adjustment will be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option under the Code.

9.  HOLDING PERIOD.

     Notwithstanding anything to the contrary in the Plan, Common Stock acquired through exercise of an Incentive Stock Option that was outstanding on November 13, 1996, or any other Option granted to an Insider but which was not granted by the Non-Employee Directors Committee or the Board or which was not approved by the shareholders may not be disposed of by an Insider during the six-month period beginning on the Date of Grant.

10.  GENERAL PROVISIONS.

     (a) The Corporation shall not be required to sell or issue any shares under any Option if the issuance of such shares constitute a violation by the Option holder or the Corporation of any provision of any law, statute, or regulation of any stock exchange upon which the Common Stock may be listed or any governmental authority whether it be Federal or State. Unless a registration statement is in effect under the Securities Act of 1933, as amended (the "Act") with respect to the shares of

                                     II A-7

         Common Stock covered by an Option, the Corporation shall not be required to issue shares upon exercise of any Option (i) unless the Compensation Committee has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares for investment and not with a view to the distribution thereof or (ii) unless an opinion of counsel to the Corporation has been received by the Corporation, in a form and substance that is deemed acceptable by the Compensation Committee, to the effect that a registration statement is not required. Any determination in this connection by the Compensation Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act, the Corporation may imprint the following legend or any other legend that counsel for the Corporation considers necessary or advisable to comply with the Act:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except pursuant to an effective registration statement or upon receipt by the Corporation of any opinion of counsel, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

         The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act and, in the event any shares are so registered, the Corporation may remove any legend on certificates representing such shares. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     (b) No Option holder and no beneficiary or other person claiming under or through an Option holder will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Option holder or beneficiary.

     (c) The Plan and all determinations made and actions taken pursuant thereto will be governed by the laws of the State of Delaware and construed in accordance therewith.

     (d) The Plan is intended to comply in all respects with Rule 16b-3 promulgated under the Act (the "exemption"). If the Plan is found not to qualify for the exemption, any disqualifying Plan provision will be deemed replaced by a provision that most nearly accomplishes the intent of the Board at the time the Plan was adopted and that results in the Plan's qualification for the exemption. If the Board's intent cannot be accomplished through a substitute provision that results in the Plan's qualification for the exemption, the Plan will continue in full force and effect in the form adopted by the Board notwithstanding the Plan's failure to qualify for the exemption.

     (e) Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who become employees of the Corporation or a Subsidiary Corporation as a result of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Compensation Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options that are Incentive Stock Options, no such variation shall be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

11.  TAXES.

     (a) WITHHOLDING.

        (i) CASH PAYMENT. The Corporation may make such provisions as it deems appropriate to withhold any taxes the Corporation determines it is required to withhold in connection with any Option or require the Option holder to pay the amount of the withholding taxes in cash to the
                                     II A-8

            Corporation as a condition precedent to the issuance of shares pursuant to the exercise of an Option.

        (ii) BROKER-DEALER PAYMENT. If the exercise price of an Option is paid by a broker-dealer, as provided herein, payment of withholding taxes in connection with the exercise of the Option, up to an amount calculated by assuming the maximum federal, state, and local marginal tax rates, may be made by the broker-dealer.

     (b) TAX QUALIFICATION. Incentive Stock Options granted under the Plan are intended to qualify as Incentive Stock Options within the meaning of
         Section 422 of the Code, and the terms of the Plan and Options granted hereunder shall be so construed. Notwithstanding the foregoing, nothing in the Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that any Options are, or will be, determined to qualify as incentive stock options within the meaning of the Code.

12.  INDEMNIFICATION OF BOARD AND COMMITTEES.

     The members of the Board of Directors, the Compensation Committee and the Non-Employee Directors Committee will be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or Option agreements, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding that the member is liable for negligence or misconduct in the performance of the member's duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a member will in writing offer the Corporation the opportunity, at its own expense, to defend the same. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors, the Compensation Committee and the Non-Employee Directors Committee and shall be in addition to any and all other rights of indemnification to which such members may be entitled as a matter of law, contract, or otherwise.

13.  LIMITATION OF RIGHTS.

     Neither the adoption and maintenance of the Plan nor the grant of Options will:

     (a) limit the right of the Corporation, Parent Corporation or Subsidiary Corporation to discharge or discipline any employee, or otherwise terminate or modify the terms of any employment agreement, or

     (b) confer upon any Option holder any contract or other right or interest other than as specifically provided in the Plan and the Option agreement.

14.  EFFECTIVE DATE OF THE PLAN, DURATION OF THE PLAN.

     (a) The Plan became effective as of March 26, 1996, upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote on the subject at the 1996 annual meeting of the shareholders of the Corporation.

     (b) Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or
         (ii) the date the Plan is approved by the shareholders, except that Options that are granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised.

                                     II A-9

                           RIGGS NATIONAL CORPORATION
                          1997 NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN,
                                 AS AMENDED(1)

                                   ARTICLE I
                                    PURPOSES

     The purpose of the Riggs National Corporation 1997 Non-Employee Directors Stock Option Plan is increase the proprietary interest of non-employee directors of Riggs National Corporation (the "Corporation") and its subsidiaries by granting such directors options to purchase common stock of the Corporation.

                                   ARTICLE II
                                  DEFINITIONS

     2.1 Agreement means a written agreement (including any amendment or supplement thereto) between the Corporation and an Eligible Director specifying the terms and conditions of an Option granted to such Eligible Director.

     2.2  Board means the Board of Directors of the Corporation.

     2.3 Common Stock means the common stock, $2.50 par value, of the Corporation.

     2.4  Corporation means Riggs National Corporation.

     2.5 Director means a member of the Board of Directors of the Corporation or a Subsidiary.

     2.6 Disability means a complete and permanent inability by reason of illness or accident to perform the duties of a Director, as determined by the Board based on medical evidence acceptable to it.

     2.7 Eligible Director means a member of the Board of Directors of the Corporation or a Subsidiary who is not an employee of the Corporation or a Subsidiary.

     2.8 Fair Market Value means, with respect to a share of Common Stock, if the Common Stock is traded on the National Market System or a national securities exchange, the closing price of the Common Stock on the determination date, or if there were no sales on such date, then on the next preceding date on which there were sales, or in any other case, the current fair market value of the Common Stock, shall be determined by the Board using any reasonable method in good faith.

     2.9 Option means a stock option that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock as specified in the Agreement at the price set forth in the Agreement.

     2.10 Participant means an Eligible Director who is selected by the Board to receive an Option.

     2.11 Plan means the Riggs National Corporation 1997 Non-Employee Directors Stock Option Plan.

     2.12 Subsidiary means any subsidiary of the Corporation.

     2.13 Termination of Service means with respect to a Director, the date such person ceases to serve as a Director.

                                  ARTICLE III
                                 ADMINISTRATION

     The Plan shall be administered by the Board. The Board shall have authority to grant Options to Eligible Directors upon such terms (not inconsistent with the provisions of this Plan) as the Board may

---------------
(1) 1999 amendment approved by resolutions of the Board of Directors on March 11, 1999.

                                     II B-1
consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Board may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Board shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. Any decision made, or action taken, by the Board or in connection with the administration of this Plan shall be final and conclusive on all persons having an interest in the Plan. No member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Board may delegate its authority with respect to administration of the Plan as it deems appropriate, provided that such delegation does not cause grants of options to fail to be exempt transactions under Rule 16B-3 promulgated under the Securities Exchange Act of 1934. All expenses of administering this Plan shall be borne by the Corporation.

                                   ARTICLE IV
                                  ELIGIBILITY

     The Board may grant options under the Plan to Eligible Directors.

                                   ARTICLE V
                             STOCK SUBJECT TO PLAN

5.1 SHARES ISSUED. Upon the exercise of a stock Option the Corporation may issue shares of authorized but unissued Common Stock or shares of previously issued Common Stock that has been reacquired by the Corporation.

5.2 AGGREGATE LIMIT. The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options is Six Hundred Thousand (600,000) shares of Common Stock. The maximum aggregate number of shares that may be issued under this Plan is subject to adjustment as provided in Article VII.

5.3 REALLOCATION OF SHARES. If an Option is terminated or expires, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may again be available for issuance pursuant to Options under the Plan.

                                   ARTICLE VI
                                    OPTIONS

6.1 AWARD. In accordance with the provisions of Article IV, the Board will designate each Eligible Director to whom an Option is to be granted and will specify the vesting provisions and number of shares of Common Stock covered by such Option.

6.2 OPTION PRICE. The exercise price per share for Common Stock subject to an Option shall be determined by the Board on the date of grant; provided, however, that the exercise price per share for Common Stock shall not be less than the greater of the Fair Market Value on the date the Option is granted or the par value of the Common Stock.

6.3 MAXIMUM OPTION PERIOD. Unless provided otherwise by the Board, the maximum period during which an Option may be exercised shall be ten (10) years from the date of grant.

6.4 VESTING AND TERMINATION OF SERVICE. Unless provided otherwise by the Board, an Option shall be subject to the following provisions:

    (a) An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date that a Participant incurs a Termination of Service, and the Option will be exercisable only to the extent the Option is vested on the date of Termination of Service.


                                     II B-2

        However, if the Participant's Termination of Service results from death or Disability, any Option that is not one hundred percent (100%) vested will automatically become one hundred percent (100%) vested on the date of Termination of Service.

    (b) If the Participant's Termination of Service results from death or Disability, the right to exercise the Option will expire on the earlier of (i) one (1) year after the date of the holder's death or termination by reason of Disability, or (ii) the expiration date under the terms of the Agreement. Until the expiration date, in the case of the Option holder's death, the holder's heirs, legatees or legal representative may exercise the Option.

    (c) If the Participant's Termination of Service is for any reason other than death or Disability, the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (i) three (3) months after the date of the holder's Termination of Service, or (ii) the date the Option expires under the terms of the Agreement.

    (d) If Termination of Service is for a reason other than the Participant's death, and the Participant dies after Termination of Service but before the right to exercise the Option has expired, the right to exercise the Option shall expire on the earlier of (i) one (1) year after the date of the Participant's Termination of Service, or (ii) the date the Option expires under the terms of the Agreement, and, until expiration, the Participant's heirs, legatees or legal representative may exercise the Option.

6.5 NONTRANSFERABILITY. Except as provided in Section 6.6, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. Except to the extent an Option is transferred in accordance with Section 6.6, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.6 TRANSFERABLE OPTIONS. Section 6.5 to the contrary notwithstanding, if the Board so provides, an Option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant.

6.7 EXERCISE. The Option holder must provide written notice to the Secretary of the Corporation of the exercise of Options and the number of Options exercised. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

6.8 PAYMENT. The option exercise price shall be paid in full at the time of exercise (i) in cash, (ii) with Common Stock owned by the Participant, (iii) by delivery to the Corporation of (x) irrevocable instructions to deliver directly to a broker the stock certificates representing the shares of Common Stock for which the Option is being exercised, and (y) irrevocable instructions to such broker to sell such shares of Common Stock and promptly deliver to the Corporation the portion of the proceeds equal to the option exercise price, or (iv) any combination thereof. For purposes of making payment in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise of the Option and shall have been held by the Participant for at least six (6) months.

6.9 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.


                                     II B-3

                                  ARTICLE VII
                          CHANGE IN CAPITAL STRUCTURE

    (a) The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Option holder to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had the Option holder exercised his or her Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

    (c) After a merger of one or more corporations into the Corporation or after a consolidation of the Corporation and one or more corporations in which the Corporation shall be the surviving corporation, each holder of an Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such Option holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such Option holder had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares as to which such Option shall be so exercised.

     (d) If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options, stock appreciation rights covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options shall be canceled as of the effective date of any such merger, consolidation or sale provided that (i) notice of such cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise such Option in full (without regard to any vesting or other limitations on exercise imposed on such Option) during the 30-day period preceding the effective date of such merger, consolidation, liquidation, or sale (the "corporate event"). Notwithstanding the preceding provisions, if no provisions are made for the continuance, assumption or substitution of Options and if exercise of any then-outstanding Options during the 30-day period preceding the effective date of such corporate event would not be in conformity with all applicable federal securities laws, or if in the opinion of counsel to the Corporation the immediate exercisability of such Options, when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable and shall be canceled as of the effective date of the corporate event, except and to the extent the Board in its discretion shall otherwise determine.

                                     II B-4

     (e) Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

     (f) Adjustment under the preceding provisions of this section will be made by the Board, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustment.

                                  ARTICLE VIII
                              COMPLIANCE WITH LAW

     The Corporation shall not be required to sell or issue any shares under any Option if the issuance of such shares constitute a violation by the Option holder or the Corporation of any provision of any law, statute, or regulation of any stock exchange upon which the Common Stock may be listed or any governmental authority whether it be Federal or State. Unless a registration statement is in effect under the Securities Act of 1933, as amended (the "Act") with respect to the shares of Common Stock covered by an Option, the Corporation shall not be required to issue shares upon exercise of any Option (i) unless the Board has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares for investment and not with a view to the distribution thereof or (ii) unless an opinion of counsel to the Corporation has been received by the Corporation, in a form and substance that is deemed acceptable by the Board, to the effect that a registration statement is not required. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act, the Corporation may imprint the following legend or any other legend that counsel for the Corporation considers necessary or advisable to comply with the Act:

     "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except pursuant to an effective registration statement or upon receipt by the Corporation of any option of counsel, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

     The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act and, in the event any shares are so registered, the Corporation may remove any legend on certificates representing such shares. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

                                   ARTICLE IX
                               GENERAL PROVISIONS

9.1 EFFECT ON SERVICE. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the service of the Corporation or a Subsidiary or in any way affect any right and power of the Corporation or a Subsidiary to terminate the service of any individual at any time with or without assigning a reason therefor.

9.2 UNFUNDED PLAN. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the

                                     II B-5

    Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

9.3 RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

9.4 CHOICE OF LAW. The Plan and all Agreements entered into under the Plan shall be interpreted under the law of the state of Delaware.

                                   ARTICLE X
                                   AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                                   ARTICLE XI
                    EFFECTIVE DATE OF PLAN, DURATION OF PLAN

     (a) The Plan became effective as of July 9, 1997 upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock.

     (b) Unless previously terminated, the Plan will terminate on July 8, 2007, except that Options that are granted under the Plan prior to its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised.

                                     II B-6